Exhibit 10.5
FORM OF REGISTRATION RIGHTS AGREEMENT
     REGISTRATION RIGHTS AGREEMENT, dated as of                      , 2011 (this “Agreement”), by and between The Williams Companies, Inc., a Delaware corporation (“WMB”) and WPX Energy, Inc., a Delaware corporation (“WPX”).
INTRODUCTION
     WMB and WPX are parties to a Separation and Distribution Agreement, dated as of the date hereof (the “Separation Agreement”). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Separation Agreement.
     Pursuant to the terms of the Separation Agreement, immediately following the consummation of the IPO, WMB will own directly or indirectly      % of the issued and outstanding shares of WPX Common Stock (or      % if the underwriters exercise their option to purchase additional shares in full). Pursuant to the Separation Agreement, WMB has sole and absolute discretion to determine whether to consummate the Distribution.
     WPX and WMB desire to make certain arrangements to provide WMB with registration rights with respect to shares of WPX Common Stock it owns.
     In consideration of the mutual agreements, provisions and covenants set forth in this Agreement the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
EFFECTIVENESS OF AGREEMENT
     Section 1.1. Effective Date. This agreement shall become effective upon the IPO Closing Date.
     Section 1.2. Shares Covered. This Agreement covers all shares of WPX Common Stock that are beneficially owned by WMB or any Permitted Transferee (as defined in Section 2.5) from time to time, whether or not held immediately following the IPO (subject to the provisions of Article 7, the “Shares”). The Shares shall include any securities issued or issuable with respect to the Shares by way of a stock dividend or a stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. WMB and any Permitted Transferees are each referred to herein as a “Holder” and collectively as “Holders” and the holders of shares proposed to be included in any registration under this Agreement are each referred to herein as “Selling Holder” and collectively as “Selling Holders”.
ARTICLE II
DEMAND REGISTRATION
     Section 2.1. Notice. Upon the terms and subject to the conditions set forth herein, upon written notice of any Holder requesting that WPX effect the registration under the Securities Act, of 1933, as amended (the “Securities Act”) of any or all of the Shares held by it, which notice shall specify the intended method or methods of disposition of such Shares (which methods may include a Shelf Registration (as such term is defined in Section 2.6)), WPX will, within five days of receipt of such notice from any Holder, give written notice of the proposed registration to all other Holders, if any, and will use its commercially reasonable efforts to effect (at the earliest reasonable date) the registration under the Securities Act of such Shares (and the Shares of any other Holders joining in such request as are specified in a written notice received by WPX within 15 days after receipt of WPX’s written notice of the proposed registration) for disposition in accordance with the intended method or methods of disposition stated in such request (each registration request pursuant to this Section 2.1 is referred to as herein as a “Demand Registration”); provided, however, that:
     (i) WPX shall not be obligated to effect registration with respect to Shares pursuant to this Article 2 within 90 days after the effective date of a Demand Registration, other than a Shelf Registration, effected with respect to Shares pursuant to this Article 2;
     (ii) if at the time a Demand Registration is requested pursuant to this Article 2, WPX determines in the good faith judgment of the general counsel of WPX, to be confirmed within 15 days by WPX’s board of directors (the “Board”), that such registration would reasonably be expected to require the disclosure of material information that WPX has a business purpose to keep confidential and the disclosure of which would have a material adverse effect on any then-active proposal by WPX or any of its subsidiaries to engage in any material acquisition, merger, consolidation, tender offer, other business combination, reorganization, securities offering or other material transaction, WPX may postpone the filing or effectiveness of such registration until the earlier of (i) 15 Business Days after the date of disclosure of such material information, or (ii) 75 days after WPX makes such determination; provided, however, that WPX may delay a Demand Registration hereunder only once in any 12-month period;
     (iii) the number of Shares originally requested to be registered pursuant to any registration requested pursuant to this Article 2 shall cover Shares representing at least 10% of the aggregate shares of all classes of WPX Common Stock then issued and outstanding;
     (iv) if a Demand Registration is an underwritten offering and the managing underwriters advise WPX in writing that in their opinion the number of Shares requested to be included in such offering exceeds the number of Shares that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration or without materially adversely affecting the market for WPX Common Stock, WPX shall include in such registration the number of Shares requested by Holders of a majority of the Shares to be included therein which, in the opinion of such Holders based upon advice of the managing underwriters, can be sold in an orderly manner within the price range of such offering and without materially adversely affecting the market for WPX Common Stock, pro rata among the respective Holders thereof on the basis of the number of shares of WPX Common Stock owned by each Holder requesting inclusion of Shares in such registration; and

     (v) WPX shall not be required to effect more than five Demand Registrations pursuant to this Section 2.1; provided, however, that the foregoing limitation shall not be effective if, at the time of the fifth Demand Registration, WPX is prohibited under then-existing Commission rules from registering all remaining Shares pursuant to a Shelf Registration, regardless of whether the Holder or Holders has requested that such fifth Demand Registration be a Shelf Registration or otherwise.
     Section 2.2. Registration Expenses. All Registration Expenses (as defined in Section 8.1) for any registration requested pursuant to this Article 2 (including any registration that is delayed or withdrawn) shall be paid by WPX.
     Section 2.3. Selection of Professionals. The Holders of a majority of the Shares included in any Demand Registration shall have the right to select the investment bankers and managers to underwrite or otherwise administer the offering. The Holders of a majority of the Shares included in any Demand Registration shall have the right to select the financial printer and counsel for the Selling Holders. WPX shall have the right to select its own outside counsel and, subject to the provisions of the Separation Agreement, independent auditors.
     Section 2.4. Third Person Shares. (a) WPX shall have the right to cause the registration of securities for sale for the account of any Person (as defined in Section 6.1) (including WPX) other than the Selling Holders (the “Third Person Shares”) in any registration of Shares requested pursuant to this Article 2 so long as the Third Person Shares are disposed of in accordance with the intended method or methods of disposition requested pursuant to this Article 2.
     (b) If a Demand Registration in which WPX proposes to include Third Person Shares is an underwritten offering and the managing underwriters advise WPX in writing that in their opinion the number of Shares and Third Person Shares requested to be included in such offering exceeds the number of Shares and Third Person Shares that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration or without materially adversely affecting the market for WPX Common Stock (the “Maximum Number”), WPX shall not include in such registration any Third Person Shares unless all of the Shares initially requested to be included therein are so included, and then only to the extent of the Maximum Number.
     Section 2.5. Permitted Transferees. As used herein, “Permitted Transferee” shall mean any transferee, whether direct or indirect, of Shares identified by WMB (or a subsequent Holder) in a written notice to WPX, provided, however, that if the Distribution occurs, no Person receiving WPX Common Stock in the Distribution shall be a Permitted Transferee with respect to such WPX Common Stock. Any Permitted Transferees of the Shares shall be subject to and bound by all of the terms and conditions herein applicable to Holders. The notice required by this Section 2.5 shall be signed by both the transferring Holder and the Permitted Transferees so designated and shall include an undertaking by the Permitted Transferees to comply with the terms and conditions of this Agreement applicable to Holders.
     Section 2.6. Shelf Registration; Distribution. With respect to any Demand Registration, the requesting Holders may request WPX to effect a registration of the Shares (a)

under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”), or (b) in the form of a Distribution.
     Section 2.7. Commission Form. WPX shall use its commercially reasonable efforts to cause a Demand Registration to be registered on Form S-3 (or any successor form), and if WPX is not then eligible under the Securities Act to use Form S-3, a Demand Registration shall be registered on Form S-1 (or any successor form). WPX shall use its commercially reasonable efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its commercially reasonable efforts to remain so eligible. All such registration statements shall comply with applicable requirements of the Securities Act and the Commission’s rules and regulations thereunder, and, together with each prospectus included, filed or otherwise furnished by WPX in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. WPX shall timely file all reports on Forms 10-K, 10-Q and 8-K (or any successor forms), and all material required to be filed, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent that such filing shall be a condition to initial filing or continued use or effectiveness of any Demand Registration.
     Section 2.8. Other Registration Rights. WPX shall not grant to any Persons the right to request WPX to register any equity securities of WPX, or any securities convertible or exchangeable into or exercisable for such securities, whether pursuant to “demand,” “piggyback,” or other rights, unless such rights are subject and subordinate to the rights of the Holders under this Agreement.
     Section 2.9. Withdrawal. The Holders may withdraw a Demand Registration at any time and under any circumstances.
ARTICLE III
PIGGYBACK REGISTRATIONS
     Section 3.1. Notice and Registration. (a) If WPX proposes to register any of its securities for public sale under the Securities Act (whether proposed to be offered for sale by WPX or any other Person), on a form and in a manner that would permit registration of the Shares for sale to the public under the Securities Act (a “Piggyback Registration”), it will give prompt written notice to the Holders of its intention to do so, and upon the written request of any or all of the Holders delivered to WPX within 20 days after the giving of any such notice (which request shall specify the Shares intended to be disposed of by such Holders), WPX will use its commercially reasonable efforts to effect, in connection with the registration of such other securities, the registration under the Securities Act of all of the Shares that WPX has been so requested to register by such Holders (which shall then become Selling Holders), to the extent required to permit the disposition (in accordance with the same method of disposition as WPX proposes to use to dispose of the other securities) of the Shares to be so registered; provided, however, that:
     (i) if, at any time after giving such written notice of its intention to register any of its other securities and prior to the effective date of the registration statement filed in connection with such registration, WPX shall determine for any reason not to register such other securities, WPX may, at its election, give written notice of such determination to the Selling Holders (or, if prior to delivery of the Holders’ written request described above in this Section 3.1, the Holders) and thereupon WPX shall be relieved of its obligation to register such Shares in connection with the registration of such other securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.3), without prejudice, however, to the rights (if any) of any Selling Holders immediately to request (subject to the terms and conditions of Article 2) that such registration be effected as a registration under Article 2 or to include such Shares in any subsequent Piggyback Registration pursuant to this Article 3;
     (ii) WPX shall not be required to effect any registration of the Shares under this Article 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans of WPX; and
     (iii) if a Piggyback Registration is an underwritten registration on behalf of WPX (whether or not selling security holders are included therein) and the managing underwriters advise WPX in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the marketability of the offering or the market for WPX Common Stock (the “Piggyback Maximum Number”), WPX shall include the following securities in such registration up to the Piggyback Maximum Number and in accordance with the following priorities: (i) first, the securities WPX proposes to sell, (ii) second, up to the number of Shares requested to be included in such registration, pro rata among the Selling Holders of such Shares on the basis of the number of Shares owned by each such Selling Holder, and (iii) third, up to the number of any other securities requested to be included in such registration.
     (b) No registration of Shares effected under this Article 3 shall relieve WPX of its obligation to effect a registration of Shares pursuant to Article 2.
     (c) Any Selling Holder may withdraw any or all of its Shares from a Piggyback Registration at any time under any circumstances.
     Section 3.2. Selection of Professionals. If any Piggyback Registration is an underwritten offering and any of the investment bankers or managers selected to administer the offering was not one of the joint book-running managers of the IPO, such investment banker or manager shall not administer such offering if the Holders of a majority of the Shares included in such Piggyback Registration reasonably object thereto. The Holders of a majority of the Shares included in any Piggyback Registration shall have the right to select counsel for the Selling Holders. WPX shall select its own outside counsel and, subject to the terms of the Separation Agreement, its independent auditors.
     Section 3.3. Registration Expenses. WPX will pay all of the Registration Expenses in connection with any registration pursuant to this Article 3.

ARTICLE IV
REGISTRATION PROCEDURES
     Section 4.1. Registration and Qualification. (a) If and whenever WPX is required to use its commercially reasonable efforts to effect the registration of any Shares under the Securities Act as provided in Articles 2 and 3, including an underwritten offering pursuant to a Shelf Registration, WPX will as promptly as is practicable (but in no event, in the case of the initial filing of the registration statement, later than 30 days after the date of a demand under Article 2 if the applicable registration form is Form S-3 or a successor form, and for any other form, 90 days from the date of such demand):
     (i) prepare and file with the Commission a registration statement with respect to such Shares and use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable after the initial filing thereof; provided that before filing a registration statement or prospectus or any amendments or supplement thereto, WPX shall furnish to the counsel selected by the Holders of a majority of the Shares covered by such registration statement copies of all such documents proposed to be filed (which documents shall be subject to the review and comment of such counsel);
     (ii) except in the case of a Shelf Registration, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares until the earlier of (i) such time as all of such Shares have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or (ii) the expiration of nine months after such registration statement becomes effective, plus the number of days that any filing or effectiveness has been delayed under Section 2.1(ii);
     (iii) in the case of a Shelf Registration, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares subject thereto for a period ending on the earlier of (x) 24 months after the effective date of such registration statement plus the number of days that any filing or effectiveness has been delayed under Section 2.1(ii) or suspended under Section 4.3(a) and (y) the date on which all the Shares subject thereto have been sold pursuant to such registration statement;
     (iv) furnish to the Selling Holders and to any underwriter of such Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents (including any “free writing prospectus,” as defined in Rule

405 under the Securities Act, (a “Free Writing Prospectus”)) as the Selling Holders or such underwriter may reasonably request;
     (v) use its commercially reasonable efforts to register or qualify all of the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders or any underwriter of such Shares shall reasonably request, and do any and all other acts and things that may be necessary or advisable to enable the Selling Holders or any underwriter to consummate the disposition in such jurisdictions of the Shares covered by such registration statement, except that WPX shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;
     (vi) (x) furnish to the Selling Holders, addressed to them, an opinion of counsel for WPX and (y) use its commercially reasonable efforts to furnish to the Selling Holders, addressed to them, a “cold comfort” letter signed by the independent public accountants who have certified WPX’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request, in each case, in form and substance and as of the dates reasonably satisfactory to the Selling Holders;
     (vii) immediately notify the Selling Holders of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;
     (viii) permit any Selling Holders comprising holders of a majority of the Shares to be included in such registration statement, in their sole and exclusive judgment, to participate in the preparation of such registration or comparable statement (including but not limited to having prompt access to any Commission comment letters or other communications in connection with such registration and WPX’s responses thereto) and to require the insertion therein of material, furnished to WPX in writing, which in the reasonable judgment of such Selling Holders and their counsel should be included;
     (ix) to make available members of management of WPX, as selected by the Holders of a majority of the Shares included in such registration statement, for assistance in the selling effort relating to the Shares covered by such registration, including, but not limited to, the participation of such members of WPX’s management in road show presentations;
     (x) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, WPX shall use it commercially reasonable efforts promptly to obtain the withdrawal of such order; and
     (xi) use its commercially reasonable efforts to cause Shares covered by such registration statement to be registered with or approved by such other government agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Shares.
     (b) WPX may require the Selling Holders to furnish WPX with such information regarding the Selling Holders and the distribution of the Shares as WPX may from time to time reasonably request in writing and as shall be required by law, the Commission or any securities exchange on which any shares of Common Stock are then listed for trading in connection with any registration.
     Section 4.2. Underwriting. If requested by the underwriters for any underwritten offering in connection with a registration requested hereunder (including any registration under Article 3 which involves, in whole or in part, an underwritten offering), WPX will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by WPX and such other terms and provisions as are customarily contained in underwriting agreements with respect to that offering, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article VI and the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 4.1(a)(vi). WPX may require that the Shares requested to be registered pursuant to Article III be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration; provided, however, that no Selling Holder shall be required to make any representations or warranties to WPX or the underwriters (other than representations and warranties regarding such Holder and such Holder’s intended method of distribution) or to undertake any indemnification obligations to WPX or the underwriters with respect thereto, except as otherwise provided in Section 6.2 hereof. The Selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, WPX to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders.
     Section 4.3. Blackout Periods for Shelf Registrations. (a) At any time when a Shelf Registration effected pursuant to Article II relating to the Shares is effective, upon written notice from WPX to the Selling Holders that WPX determines in the good faith judgment of the general counsel of WPX, to be confirmed within 15 days by the Board, that (i) the Selling Holders’ sale of the Shares pursuant to the Shelf Registration would require disclosure of material information that WPX has a bona fide business purpose for preserving as confidential and the disclosure of which would have a material adverse effect on WPX or (ii) WPX is unable to comply with Commission requirements for continued use or effectiveness of the Shelf Registration (in the case of either clause (i) or (ii), for convenience, referred to as an “Information Blackout”), the Selling Holders shall suspend sales of Shares pursuant to such Shelf Registration until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material (or WPX otherwise complies with applicable Commission requirements), (B) 90 days after the general counsel of WPX makes such good faith determination (as subsequently confirmed by the Board) unless resuming use of the Shelf Registration is then prohibited by applicable Commission rules or published interpretations, or (C) such time as WPX notifies the Selling Holders that sales pursuant to such Shelf Registration may be resumed (the number of days from such suspension of sales of the Selling Holders until the day when such sales may be resumed hereunder is hereinafter called a “Sales Blackout Period”).
     (b) If there is an Information Blackout and the Selling Holders do not notify WPX in writing of their desire to cancel such Shelf Registration, the period set forth in Section 4.1(a)(iii)(x) shall be extended for a number of days equal to the number of days in the Sales Blackout Period. The fact that a Sales Blackout Period is required under this Section 4.3 or Commission rules shall not relieve the contractual duty of WPX as set forth in Section 2.7 to file timely reports and otherwise file material required to be filed under the Exchange Act.
     Section 4.4. Listing and Other Requirements. In connection with the registration of any offering of Shares pursuant to this Agreement, WPX agrees to use commercially reasonable efforts to effect the listing of such Shares on any securities exchange on which any shares of any class of WPX Common Stock are then listed and otherwise facilitate the public trading of such Shares. WPX will take all other lawful actions reasonably necessary and customary under the circumstances to expedite and facilitate the disposition by the Selling Holders of Shares registered pursuant to this Agreement as described in the prospectus relating thereto, including without limitation timely preparation and delivery of stock certificates in appropriate denominations and furnishing any required instructions or legal opinions to WPX’s transfer agent in connection with Shares sold or otherwise distributed pursuant to an effective registration statement.
     Section 4.5. Holdback Agreements. (a) WPX shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration) or a Piggyback Registration, except pursuant to registrations on Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree in writing.
     (b) If the Holders notify WPX in writing that they intend to effect an underwritten sale of Shares registered pursuant to a Shelf Registration pursuant to Article II hereof, WPX shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven days prior to and during the 90-day period beginning on the date of the proposed sale, except pursuant to registrations on Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree in writing.

     (c) If WPX completes an underwritten registration with respect to any of its securities (whether offered for sale by WPX or any other Person) on a form and in a manner that would have permitted registration of the Shares, if no Holder requested the inclusion of any Shares in such registration, and if WPX gives each Holder at least 20 days prior written notice of the approximate date on which such offering is expected to be commenced, the Holders shall not effect any public sales or distributions of equity securities of WPX, or any securities convertible into or exchangeable or exercisable for such securities, until the termination of the holdback period required from WPX by any underwriters in connection with such previous registration; provided that the holdback period applicable to the Holders shall (i) in no event be longer than a period of seven days before and 90 days after the effective date of such registration or apply to the Holders more than once in any 12-month period, (ii) not apply to any Distribution under the Separation Agreement, (iii) not apply to any securities of WPX acquired on the open market, (iv) not apply to any Holder owning less than 10% of WPX’s outstanding voting securities and (v) not apply unless all directors and officers of WPX and holders of 10% or more of WPX’s outstanding voting securities are bound by the same holdback restrictions as are intended to apply to the Holders.
ARTICLE V
PREPARATION; REASONABLE INVESTIGATION
     Section 5.1. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering the Shares under the Securities Act and each sale of the Shares thereunder, WPX will give the Selling Holders and the underwriters, if any, and their respective counsel and accountants, access to its financial and other records, pertinent corporate documents and properties of WPX and such opportunities to discuss the business of WPX with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.
ARTICLE VI
INDEMNIFICATION AND CONTRIBUTION
     Section 6.1. Indemnification of Selling Holders. In the event of any registration of any of the Shares hereunder, WPX will enter into customary indemnification arrangements to indemnify and hold harmless each of the Selling Holders, each of their respective directors and officers, each Person (as defined below) who participates as an underwriter in the offering or sale of such securities, each employee, officer and director of each underwriter, and each Person, if any, who is an affiliate or agent of such Selling Holder or any such underwriter within the meaning of the Securities Act (collectively, the “Covered Persons”) against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any related registration statement filed under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein or any Free Writing Prospectus, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and WPX will reimburse each such Covered Person, as incurred, for any legal or any other expenses reasonably incurred by such Covered Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that WPX shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment, supplement or Free Writing Prospectus in reliance upon and in conformity with written information furnished to WPX by such Selling Holder or such underwriter specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Covered Person and shall survive the transfer of such securities by the Selling Holders. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 6.1, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.1 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any such Selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 6.1, then, and in each such case, WPX and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Shares offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and WPX and other Selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (i) no such Holder will be required to contribute any amount in excess of the net amount of proceeds of all such Shares offered and sold by such Holder pursuant to such registration statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity, or any department, agency or political subdivision thereof.
     Section 6.2. Indemnification by the Selling Holders. Each of the Selling Holders, by virtue of exercising its respective registration rights hereunder, agrees and undertakes to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1) WPX, its directors and officers, each Person who participates as an underwriter in the offering or sale of such securities, each employee, officer and director of each underwriter, and each Person, if any, who is an affiliate or agent of WPX or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto or any Free Writing Prospectus, if such statement or omission is contained in written information furnished by such Selling Holder to WPX specifically for inclusion in such registration statement or prospectus;

provided, however, that the obligation to indemnify shall be individual, not joint and several, for each Selling Holder and shall be limited to the net amount of proceeds received by such Selling Holder from the sale of Shares pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of WPX or any such director, officer or Person and shall survive the transfer of the registered securities by the Selling Holders.
     Section 6.3. Indemnification Procedures. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any Person’s rights to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without the indemnifying party’s consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to (as a result of a conflict of interest, as determined in the indemnified party’s reasonable judgment), or who elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
ARTICLE VII
BENEFITS AND TERMINATION OF REGISTRATION RIGHTS.
     Section 7.1. Benefits and Termination of Registration Rights. The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Share and such securities shall cease to be Shares when: (a) a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement; (b) such Shares shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such Shares shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by WPX and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; (d) such Shares shall have ceased to be outstanding; or (e) the date on which the Distribution is completed (if it occurs).
ARTICLE VIII
REGISTRATION EXPENSES
     Section 8.1. Registration Expenses. As used in this Agreement, the term “Registration Expenses” means all expenses incident to WPX’s performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following:

(a) the fees, disbursements and expenses of WPX’s counsel and accountants in connection with the registration of the Shares to be disposed of under the Securities Act; (b) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto; (c) the cost of printing and producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda, any selling agreements and any amendments thereto or other documents in connection with the offering, sale or delivery of the Shares to be disposed of; (d) the costs of preparing stock certificates; (e) the costs and charges of WPX’s transfer agent and registrar; and (f) the fees and disbursements of any custodians, solicitation agents, information agents or exchange agents. Registration Expenses shall not include (i) fees and expenses of counsel to a Selling Holder, (ii) underwriting discounts and underwriters’ commissions attributable to the Shares being registered for sale on behalf of the Selling Holders and (iii) any registration or filing fees incurred with respect to the Shares, which shall be paid by the Selling Holders.
ARTICLE IX
MISCELLANEOUS.
     Section 9.1. Termination. This Agreement may be terminated by WMB at any time, in its sole discretion, prior to the IPO Closing Date, in which case neither party will have any liability of any kind to the other party.
     Section 9.2. Counterparts; Entire Agreement. (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
     (b) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.
     Section 9.3. Governing Law; Jurisdiction; Jury Trial Waiver. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of laws thereof.
     (b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of The State of New York, New York County in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this agreement or any of the transactions contemplated hereby in any court other than the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County.

     (c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR BY THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 9.4. Assignment. This Agreement may not be assigned by any party hereto other than by WMB to a Permitted Transferee as provided for in Section 2.5; provided that WMB may assign this Agreement in connection with the sale of all or substantially all of its assets.
     Section 9.5. Third Party Beneficiaries. Except for the indemnification rights under this Agreement, (a) the provisions of this Agreement are solely for the benefit of the parties hereto and are not intended to confer upon any other any rights or remedies hereunder and (b) there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
     Section 9.6. Notices. All notices or other communications under this Agreement shall be in writing (including by telecopy) and shall be deemed to be duly given or made when delivered, or, in the case of telecopy, when received, addressed as follows or to such other address as may be hereafter notified by the respective party:

To WMB:	The Williams Companies, Inc.
One Williams Center
Tulsa, Oklahoma 74172
Facsimile: 918-573-5942
Attention: General Counsel

with a copy to:	Gibson, Dunn & Crutcher
1801 California Street, Suite 4200
Denver, Colorado 80202
Facsimile: 303-313-2838
Attention: Richard Russo

To WPX:	WPX Energy, Inc.
One Williams Center
Tulsa, Oklahoma 74172
Facsimile: 918-573-5942
Attention: General Counsel

with a copy to:	Gibson, Dunn & Crutcher
1801 California Street, Suite 4200
Denver, Colorado 80202
Facsimile: 303-313-2838
Attention: Richard Russo
     Section 9.7. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid,

void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.
     Section 9.8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors, and each affiliate of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person, other than any Permitted Transferee, any rights or remedies of any nature whatsoever under or by reason of this Agreement.
     Section 9.9. Disputes. The parties shall attempt to finally resolve any claim, controversy, or dispute arising out of or relating to this Agreement, or the threatened, alleged or actual breach or default thereof by either party, as hereinafter set forth. The resolution procedures shall be invoked when either party sends a written notice to the other party of the occurrence of a claim, controversy or dispute, or of the threatened, alleged or actual breach of this Agreement. The notice shall describe the nature of the dispute and the party’s position with respect to such dispute. The parties shall expeditiously schedule consultations or a meeting between knowledgeable representatives designated by each party in an effort to resolve the dispute informally. Such consultations or meetings shall in no event occur later than 10 days after delivery of the written notice by a party under this Section 9.9. If the parties are unable to resolve the dispute within 15 days after consultations commence, the dispute shall be submitted in writing to an appropriate executive officer of each party. The executive officers shall attempt to resolve any dispute submitted to them for resolution in accordance with this Section 9.9 through consultation and negotiation, within 30 days after such submittal (or such longer period as may be mutually agreed by the parties). The executive officers may request the assistance of an independent mediator if they believe that such a mediator would be of assistance to the efficient resolution of the dispute.
     Section 9.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
     Section 9.11. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.
     Section 9.12. Interpretation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms “hereof’, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and Section references are to the Articles and Sections of this Agreement unless otherwise specified. The word “including” and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

The Williams Companies, Inc.

By
Name:
Title:

WPX Energy, Inc.

By
Name:
Title:
[Signature page to Registration Rights Agreement]